UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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    Angel Oak Financial Strategies Income Term Trust

(Name of Registrant as Specified In Its Charter)

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ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST

3344 Peachtree Road NE, Suite 1725

Atlanta, Georgia 30326

(404) 953-4900

Dear Shareholder:	[ ], 2020

A special meeting of shareholders (with any postponements or adjournments, the “Special Meeting”) of Angel Oak Financial Strategies Income Term Trust (the “Fund”), a Delaware statutory trust, is scheduled to be held at the offices of Angel Oak Capital Advisors, LLC, located at 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia 30326, on April 7, 2020, at 10:00 a.m. Eastern Time, to vote on each of the proposals below (the “Proposals”):

Proposal 1: To approve the issuance of additional common shares of beneficial interest of the Fund in connection with the reorganization of another closed-end fund with and into the Fund

Proposal 2: To ratify the selection of Cohen & Company, Ltd. as the Fund’s independent registered public accounting firm for the fiscal year ending January 31, 2021

The Proposals are each described in more detail in the enclosed Proxy Statement. We encourage you to review this information carefully.

After careful consideration, the Board of Trustees of the Fund recommends that you vote “FOR” each of the Proposals.

The enclosed materials explain each of the Proposals in more detail, and you are encouraged to review them carefully. Although you are welcome to attend the Special Meeting in person, most shareholders find it more convenient to vote their shares by proxy. As a shareholder, your vote is important, and we hope that you will respond today to ensure that your shares will be represented at the Special Meeting. You may vote using one of the methods below by following the instructions on your proxy card:

•	By touch-tone telephone;

•	By internet;

•	By returning the enclosed proxy card in the postage-paid envelope; or

•	In person at the Special Meeting.

If you do not vote using one of these methods, you may be contacted by Okapi Partners LLC, a proxy solicitor, to vote your shares over the phone.

As always, we appreciate your support.

Sincerely,

/s/ Dory S. Black

Dory S. Black, Esq.

President, Angel Oak Financial Strategies Income Term Trust

ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST

3344 Peachtree Road NE, Suite 1725

Atlanta, Georgia 30326

(404) 953-4900

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 7, 2020

Notice is hereby given that a special meeting of shareholders (with any postponements or adjournments, the “Special Meeting”) of Angel Oak Financial Strategies Income Term Trust (the “Fund”), a Delaware statutory trust, is scheduled to be held at the offices of Angel Oak Capital Advisors, LLC, located at 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia 30326, on April 7, 2020, at 10:00 a.m. Eastern Time, to vote on each of the proposals below (the “Proposals”).

Proposal 1: To approve the issuance of additional common shares of beneficial interest of the Fund in connection with the reorganization of another closed-end fund with and into the Fund

Proposal 2: To ratify the selection of Cohen & Company, Ltd. as the Fund’s independent registered public accounting firm for the fiscal year ending January 31, 2021

Shareholders of record as of the close of business on February 18, 2020, the record date (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting.

Whether or not you are planning to attend the Special Meeting, please vote prior to 11:59 p.m. Eastern Time on April 6, 2020. Voting is quick and easy. Voting by proxy will not prevent you from voting your shares in person at the Special Meeting. If you hold shares through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. You may revoke your proxy by (1) giving written notice of the revocation to the Secretary of the Fund stating that the proxy is revoked; (2) a subsequent proxy executed by such shareholder; or (3) attending the Special Meeting and voting in person.

By order of the Board of Trustees,

/s/ Lu Chang

Lu Chang

Secretary, Angel Oak Financial Strategies Income Term Trust

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting to be Held on April 7, 2020:

The Proxy Statement, the Notice of the Special Meeting, any accompanying materials and any amendments or supplements to the foregoing materials that are required to be furnished to shareholders are available to you on the Internet at www.okapivote.com/angeloak.

QUESTIONS & ANSWERS

The following is a summary of more complete information appearing later in the attached Proxy Statement. You should read carefully the entire Proxy Statement because it contains details that are not in the Questions and Answers.

Overview:

Q:	Why is a shareholder meeting being held?

A:

With respect to Proposal 1, you are being asked to approve the issuance of additional common shares of beneficial interest (“common shares”) of the Fund in connection with the transfer of all of the assets of the Vivaldi Opportunities Fund (the “Acquired Fund”), a Maryland corporation, with and into the Fund in exchange solely for newly issued common shares of the Fund and the assumption by the Fund of the accrued and unpaid liabilities of the Acquired Fund and the distribution of the shares of the Fund to the shareholders of the Acquired Fund and complete liquidation of the Acquired Fund (the “Reorganization”). The purpose of this proposal is to enable the Fund to have a sufficient number of common shares to issue to the Acquired Fund to effect the Reorganization, which is expected to occur on or about April 24, 2020.

The Acquired Fund and the Fund (together, the “Funds”) are each a closed-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), with different investment objectives, principal investment strategies and principal risks, among other differences. The Fund would be the accounting and performance survivor of the Reorganization. The Fund as it would exist after the Reorganization is referred to as the “Combined Fund.”

Separately, the shareholders of the Acquired Fund are being asked to approve the Agreement and Plan of Reorganization (the “Reorganization Agreement”).

With respect to Proposal 2, you are being asked to ratify the selection of Cohen & Company, Ltd as the Fund’s independent registered public accounting firm for the fiscal year ending January 31, 2021.

Proposal 1:

Q:	Why is the vote of shareholders of the Fund being solicited in connection with the Reorganization?

A:	Although the Fund will continue its legal existence and operations after the Reorganization, the rules of the New York Stock Exchange (the “NYSE”) (on which the Fund’s common shares are listed) require the Fund’s shareholders to approve the issuance of additional common shares in connection with the Reorganization.

Q:	How will the Reorganization benefit the Fund and its shareholders?

A:

The Reorganization is expected to benefit the Fund’s shareholders in a number of important ways. First, the Reorganization is expected to provide greater opportunities to realize economies of scale by combining the Fund’s assets with the assets of the Acquired Fund resulting in a larger fund. If the Reorganization was consummated following the market close on December 31, 2019, the Reorganization would increase the Fund’s net assets by $82,464,137, an approximate 26% increase in the Fund’s net assets. As discussed in more detail below, the Fund’s the total annual operating expenses (before any fee waivers/expense limitation arrangements) are estimated to decrease from 2.64% to 2.51% as a result of the Reorganization.

Additionally, the additional assets may increase the market profile of the Fund. A heightened market profile may lead to increased trading volume of the Fund’s shares, which may result in tighter bid-ask spreads and better trade execution for the Fund’s shares when purchasing or selling the Fund’s shares after the Reorganization.

The increase in net assets of the Fund following the Reorganization also may achieve certain operating and administrative efficiencies, including greater investment flexibility and investment options, greater diversification of portfolio investments, the ability to trade larger positions and additional sources of leverage (or more competitive leverage terms and more favorable transaction terms).

Q:	How will the fees and expenses of the Combined Fund compare to those of the Fund?

A:

The contractual advisory fee of the Fund is 1.35% of the Fund’s average daily net assets, plus the amount of any borrowings for investment purposes, and will not change as a result of the Reorganization.

Following the consummation of the Reorganization, the total annual operating expenses of the Combined Fund is expected to be lower than the current total annual operating expense ratio of the Fund. The total annual operating expenses (before any fee waivers/expense limitation arrangements) for the Fund and the Combined Fund are 2.64% and 2.51%, respectively. Pro forma combined fees and expenses are estimated in good faith and are hypothetical. There can be no assurance that future expenses will not increase or that any estimated expense savings for any Fund will be realized.

Q:	How will the Reorganization be effected?

A:

Assuming the Acquired Fund’s shareholders approve the Reorganization and the Fund’s shareholders approve the issuance of Fund common shares, the Acquired Fund will transfer all of its assets to the Fund in exchange for shares of common shares of the Fund, and the assumption by the Fund of all the accrued and unpaid liabilities of the Acquired Fund. Following the Reorganization, the Acquired Fund will be dissolved and terminated in accordance with its Articles of Incorporation and Bylaws and the 1940 Act.

If shareholders of the Acquired Fund approve the Reorganization Agreement and the Reorganization is completed, shareholders of the Acquired Fund will become shareholders of the Fund. Holders of shares of common stock of the Acquired Fund will receive newly issued common shares of the Fund, par value $0.001 per share, the aggregate net asset value (not the market value) of which will equal the aggregate net asset value (not the market value) of the shares of common stock of the Acquired Fund held by Acquired Fund shareholders immediately prior to the Reorganization (although shareholders may receive cash for fractional shares).

Shareholders of the Fund will remain shareholders of the Fund.

Q:	At what prices have shares of common stock of the Acquired Fund and the Fund historically traded?

A:	Shares of each Fund have from time to time traded below their net asset values. As of December 31, 2019, the shares of Acquired Fund common stock were trading at a 3.21% discount to its net asset value and the Fund common shares were trading at a 2.17% premium to its net asset value. There can be no assurance that, after the Reorganization, common shares of the Combined Fund will trade at, above or below net asset value.

Q:	Will my rights and privileges as a shareholder change after the Reorganization?

A:	No. Your rights and privileges as a shareholder will not change in any substantial way as a result of the Reorganization. While voting dilution proportionate to the increase in assets would be likely to occur, shareholders of the Fund will not suffer any economic dilution as a result of the Reorganization.

Q:	Will the Reorganization impact Fund distributions to shareholders?

A:	The Combined Fund expects to follow the same frequency of payments as each of the Fund and the Acquired Fund and make monthly distributions to shareholders. The Combined Fund intends to make its first distribution to shareholders in the month immediately following the Reorganization so there is no gap in distribution payments.

Q:	Who will manage the Combined Fund’s portfolio?

A:	The Combined Fund will be managed by Angel Oak Capital Advisors, LLC (“Angel Oak”), the Fund’s current investment adviser. Furthermore, the Fund’s current portfolio management team will continue to be primarily responsible for the day-to-day management of the Combined Fund’s portfolio.

Q:	Will there be any significant portfolio transitioning in connection with the Reorganization?

A:	It is anticipated that the vast majority of the securities held by the Acquired Fund will be sold by the Acquired Fund shortly before the closing of the Reorganization. The transaction costs associated with these sales and purchases (including brokerage commissions, transaction charges and related fees) largely will be borne by the

Acquired Fund although a small portion may be borne by the Fund, with respect to the limited amount of positions that will be sold following the Reorganization. Because the vast majority of the assets being transferred from the Acquired Fund to the Fund will be cash, the Fund will bear the transaction costs associated with investing the cash.

Q:	Who will pay for the costs associated with the Special Meeting and the Reorganization?

A:	Angel Oak will bear expenses incurred in connection with the Special Meeting. Angel Oak and Vivaldi Asset Management, LLC, the investment adviser to the Acquired Fund, will bear expenses incurred in connection with the Reorganization, as agreed to by those parties. The expenses of the Special Meeting and Reorganization are estimated to be $[ ] and $[ ], respectively.

Q:	Is the Reorganization expected to be taxable to shareholders of the Fund?

A:	No. The Reorganization is not expected to be a taxable event for shareholders of the Fund.

Q:	What happens if the issuance of additional common shares by the Fund is not approved by the Fund shareholders?

A:	Completion of the Reorganization requires both the approval of the Reorganization Agreement by the Acquired Fund’s shareholders and approval of the issuance of Fund common shares by the Fund’s shareholders. If the Reorganization Agreement is not approved by shareholders of the Acquired Fund or the issuance of the Fund’s common shares is not approved by shareholders of the Fund, the Reorganization will not be effected and the Fund’s common shares will not be issued.

Proposal 2:

Q:	Why are shareholders of the Fund being solicited to vote to ratify the selection of Cohen & Company, Ltd. as the Fund’s independent registered public accounting firm?
A:	Cohen & Company, Ltd. has previously been selected by the Fund’s audit committee and ratified by the Fund’s Board, including a majority of the non-interested Board members, as the Fund’s independent registered public accounting firm for the previous fiscal year. The shareholders of the Fund are being asked to ratify the selection of Cohen & Company, Ltd. as the Fund’s independent registered public accounting firm for the fiscal year ending January 31, 2021. Approval of this proposal and the proposal to issue additional common shares are not contingent on one another.

Other:

Q:	How does the Board of the Fund suggest that I vote?

A:	After careful consideration, the Board recommends that you vote “FOR” each proposal.

Q:	How do I vote my proxy?

A:	If your shares are held in “street name” by a broker or bank, you will receive information regarding how to instruct your bank or broker to cast your votes. If you are shareholders of record, you may authorize a proxy to vote your shares by mail, phone, or internet or you may vote in person at the Special Meeting. To authorize a proxy to vote your shares by mail, please mark your vote on the enclosed proxy card and sign, date and return the card in the postage-paid envelope provided. If you choose to authorize a proxy to vote your shares by phone or internet, please refer to the instructions found on the proxy card accompanying this Proxy Statement. To authorize a proxy to vote your shares by phone or internet, you will need the “control number” that appears on the proxy card.

Q:	Whom do I contact for further information?

A:	If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Okapi Partners LLC toll-free at 855-208-8903.

Please complete, sign and return the enclosed proxy card in the enclosed envelope. You may proxy vote by internet or telephone in accordance with the instructions set forth on the enclosed proxy card. No postage is required if mailed in the United States.

v

PROXY STATEMENT

[            ], 2020

for the Special Meeting of Shareholders

to be held on April 7, 2020

ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST

3344 Peachtree Road NE, Suite 1725

Atlanta, Georgia 30326

(404) 953-4900

This Proxy Statement is furnished to you as a common shareholder of the Angel Oak Financial Strategies Income Term Trust (the “Fund”), a Delaware statutory trust, a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). A special meeting (with any postponements or adjournments, the “Special Meeting”) of shareholders of the Fund is scheduled to be held at the offices of Angel Oak Capital Advisors, LLC (“Angel Oak”), located at 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia 30326, on April 7, 2020, at 10:00 a.m. Eastern Time, to vote on each of the proposals below (the “Proposals”):

Proposal 1: To approve the issuance of additional common shares of beneficial interest of the Fund in connection with the reorganization of another closed-end fund with and into the Fund

Proposal 2: To ratify the selection of Cohen & Company, Ltd. as the Fund’s independent registered public accounting firm for the fiscal year ending January 31, 2021

If you are unable to attend the Special Meeting, the Board of Trustees (the “Board”) of the Fund requests that you vote your shares by completing and returning the enclosed proxy card or by recording your voting instructions by telephone or via the Internet. The approximate mailing date of this Proxy Statement and accompanying form of proxy is [            ], 2020.

Shareholders of record as of the close of business on February 18, 2020, the record date (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting.

Shareholders of the Fund are being asked to consider and vote on (i) the issuance of additional common shares of beneficial interest (“common shares”) of the Fund in connection with the reorganization of Vivaldi Opportunities Fund (the “Acquired Fund”), another closed-end management investment company registered under the 1940 Act, with and into the Fund (the “Reorganization”) and (ii) the ratification of Cohen & Company, Ltd. as the Fund’s independent registered public accounting firm for the fiscal year ending January 31, 2021. The common shares of the Fund are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “FINS” and will continue to be so listed following the Reorganization. The shares of common stock of the Acquired Fund are listed on the NYSE under the ticker symbol “VAM.”

The Board of Trustees (“Board”) of the Fund believes that the Reorganization may benefit the Fund and its shareholders, including through potential economies of scale, improved secondary market trading and certain operating and administrative efficiencies.

After careful consideration, the Board recommends that you vote “FOR” each of the Proposals.

The Fund’s first fiscal year end was January 31, 2020. The Fund will prepare and transmit to shareholders an audited annual report within 60 days after the close of its fiscal year, or as otherwise required by the 1940 Act. The Semi-Annual Report to shareholders of the Fund for the fiscal period ended July 31, 2019, and any more recent reports for the Fund filed after the date hereof may be obtained without charge:

By Phone:	(855) 751-4324
By Mail:	Angel Oak Funds
c/o U.S. Bank Global Fund Services P.O. Box 701
Milwaukee, WI 53201-0701
By Internet:	www.angeloakcapital.com

The Fund is subject to the informational requirements of the Securities Exchange Act of  1934 (the “Exchange Act”), as amended, and, in accordance therewith, file reports, proxy statements, proxy materials and other information with the Securities and Exchange Commission (“SEC”). You also may view or obtain the foregoing documents from the SEC:

By e-mail:	publicinfo@sec.gov (duplicating fee required)
By Internet:	www.sec.gov

This Proxy Statement sets forth concisely the information that shareholders of the Fund should know before voting on the Proposals. Please read it carefully and retain it for future reference. No person has been authorized to give any information or make any representation not contained in this Proxy Statement and, if so given or made, such information or representation must not be relied upon as having been authorized.

THE SEC HAS NOT APPROVED OR DISAPPROVED THE FUND’S SHARES TO BE ISSUED IN THE REORGANIZATION OR PASSED UPON THE ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROPOSAL 1: TO APPROVE THE ISSUANCE OF ADDITIONAL COMMON SHARES OF BENEFICIAL INTEREST OF THE FUND IN CONNECTION WITH THE REORGANIZATION OF ANOTHER CLOSED-END FUND WITH AND INTO THE FUND

General

The Board of the Fund and the Board of Directors of the Acquired Fund, including the trustees (or directors) who are not “interested persons” of the respective Fund (as defined in the 1940 Act) (the “Independent Trustees”), have approved the Agreement and Plan of Reorganization (the “Reorganization Agreement”). For purposes of this Proxy Statement, the Fund as it would exist after the Reorganization is referred to as the “Combined Fund.”

Subject to shareholder approval of the Reorganization Agreement by the shareholders of the Acquired Fund and of the issuance of Fund common shares by the shareholders of the Fund, the Reorganization Agreement provides for:

•	the transfer of all of the assets of the Acquired Fund to the Fund, in exchange solely for shares of the Fund;

•	the assumption by the Fund of the accrued and unpaid liabilities of the Acquired Fund;

•	the distribution of common shares of the Fund to the shareholders of the Acquired Fund (or cash in lieu of fractional shares); and

•	the complete liquidation of the Acquired Fund.

It is expected that the Reorganization will occur on or about April 24, 2020.

The aggregate net asset value (not the market value) of Fund common shares received by the shareholders of the Acquired Fund in the Reorganization would equal the aggregate net asset value (not the market value) of the Acquired Fund shares of common stock held immediately prior to the Reorganization. The market value of the common shares of the Fund after the Reorganization may be more or less than the market value of either the shares of common stock of the Acquired Fund or the common shares of the Fund prior to the Reorganization.

It is anticipated that the vast majority of the securities held by the Acquired Fund will be sold shortly before the closing of the Reorganization and reinvested after the closing in accordance with the investment strategies of the Fund. The transaction costs associated with these sales and purchases (including brokerage commissions, transaction charges and related fees) will be borne by the Acquired Fund or the Fund, depending on when each holding is sold. The vast majority of the assets being transferred from the Acquired Fund to the Fund will be cash, and the Fund will bear the transaction costs associated with investing the cash.

Background and Reasons for Proposal 1

The Board requests that, at the Special Meeting, shareholders of the Fund approve the issuance of additional common shares of the Fund in connection with the Reorganization. If the Reorganization was consummated following the market close on December 31, 2019, the Reorganization would increase the Fund’s net assets by $82,464,137, an approximate 26% increase in the Fund’s net assets. It is anticipated that the increased asset size of the Fund will provide opportunities for the Fund to realize greater economies of scale, which can lower annual Fund operating expenses. In addition, its larger size may increase the Fund’s market profile and provide greater secondary market liquidity for its shares, which may result in tighter bid-ask spreads and better trade execution when purchasing or selling the Fund’s shares. Additionally, with increased net assets the Fund may achieve certain operating and administrative efficiencies, including greater investment flexibility and investment options, greater diversification of portfolio investments, the ability to trade larger positions and additional sources of leverage.

Although the Fund will continue its legal existence and operations after the Reorganization, the rules of the New York Stock Exchange (on which the Fund’s common shares are listed) require the Fund’s shareholders to approve the issuance of additional common shares in connection with the Reorganization.

The Board considered the issuance of additional common shares in connection with the Reorganization initially at an in-person meeting held on December 3-4, 2019 and at a special telephonic Board meeting held on January 21, 2020, and then approved the Reorganization Agreement and final terms of the transaction through unanimous written consent on February 6, 2020. At its special telephonic Board meeting held on January 21, 2020, the Board, including a majority of the Trustees who are not “interested persons” of the Fund as that term is defined in the 1940 Act, approved the issuance of additional common shares in connection with the Reorganization and the Reorganization Agreement. In approving the issuance of additional common shares in connection with the Reorganization and the Reorganization Agreement, the Board determined that (i) the issuance of additional common shares in connection with the Reorganization, rather than any other course of action, is in the best interest of the Fund and its shareholders; and (ii) the interests of the Fund’s shareholders will not be diluted as a result of the issuance of additional common shares in connection with the Reorganization.

In making this determination, the Board considered a number of factors, including, but not limited to:

•

Any Change in the Fund’s Investment Objectives, Restrictions and Policies. The Board took into consideration that there will be no material changes to the investment objectives, strategies and risks, portfolio managers or fundamental investment policies of the Fund as a result of the Reorganization.

•

Any Fees or Expenses that will be Borne Directly or Indirectly by the Fund. The Board considered the estimated costs associated with the Reorganization, noting that Angel Oak and Vivaldi Asset Management, LLC (“Vivaldi”), the investment adviser to the Acquired Fund, have agreed to bear all of the direct costs and expenses, other than brokerage and other transaction costs (which are not expected to be significant for the Fund), to be incurred in connection with the Reorganization. The Board noted that that it is expected that the vast majority of portfolio transitioning by the Acquired Fund will occur before the Reorganization and that Angel Oak has indicated that only a limited number of positions will need to be sold by the Fund after the Reorganization. The Board took into account that, because the vast majority of the assets being reorganized from the Acquired Fund to the Fund will be cash, the Fund will bear any transaction costs associated with investing the cash into securities. However, the Board noted that those transactions costs, if any, would also exist if the Fund engaged in additional offerings of Fund shares.

•

Any Effect on Annual Fund Operating Expenses and Shareholder Fees and Services. The Board took into account that the Reorganization has the potential to improve economies of scale, which has the potential to lower the annual fund operating expenses. The Board noted that, because Angel Oak has contractually agreed to waive its fees and/or reimburse certain expenses (exclusive of any management fees, taxes, interest on borrowings, dividends on securities sold short, brokerage commissions, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization and extraordinary expenses) to limit the Fund’s total annual fund operating expenses to 0.25% of the Fund’s Managed Assets (the “Expense Limit”) through at least May 31, 2020 (the “Limitation Period”), Angel Oak would benefit from any reduction in the total operating expenses of the Fund while the Expense Limit is in place through the Limitation Period (or if the agreement is extended, until the limitation period for the extended agreement). However, the Board considered the fact that expenses relating to a merger or reorganization are excluded from the Expense Limit and, as a result, the benefit to Angel Oak is largely offset by the fact that Angel Oak is bearing all of the costs of the Reorganization. As a result, the Board took into consideration that the Reorganization is not expected to negatively affect the annual fund operating expenses and shareholder fees and services.

•

Any Direct or Indirect Federal Income Tax Consequences to Existing Shareholders of the Fund. The Board noted that no material gain or loss is expected to be recognized by the Fund or its shareholders as a direct result of the Reorganization. The Board also considered that the Fund’s aggregate tax basis in the assets of the Acquired Fund acquired in the Reorganization is generally expected to be equal to the fair market value of the aggregate consideration paid by the Fund in exchange for such assets.

•

Potential Alternatives to the Reorganization. The Board took into account potential alternatives to the Reorganization, including Angel Oak’s belief that the Reorganization would be a more efficient way to increase assets in the Fund from a cost and time perspective than the Fund conducting additional offerings of Fund shares.

•

Potential for Operating and Administrative Efficiencies. The Board considered Angel Oak’s belief that the increase in net assets of the Fund following the Reorganization may achieve certain operating and administrative efficiencies, including greater investment flexibility and investment options, greater diversification of portfolio investments, the ability to trade larger positions and additional sources of leverage (or more competitive leverage terms and more favorable transaction terms).

•

Potential for Improved Secondary Market Trading. The Board noted that, while it is not possible to predict future trading levels of the Fund’s shares after the proposed Reorganization, Angel Oak had stated that the increase in assets may provide greater secondary market liquidity for the Fund’s shares, which may result in tighter bid-ask spreads and better trade execution for the Fund’s shares when purchasing or selling the Fund’s shares after the Reorganization. In addition, the Board took into account that Angel Oak had stated that, if research analysts cover the Fund due to the increase in the net assets of the Fund after the Reorganization, there is the potential for further improved secondary market trading. The Board also considered the shareholder concentration in the Acquired Fund and whether any shareholders will have significant holdings in the Fund after the Reorganization and any effect those shareholders may have on the secondary market trading of the Fund. The Board noted that certain Acquired Fund shareholders are expected to have agreements with Angel Oak pursuant to which, after the Reorganization, such shareholders may not sell their shares of the Fund for a certain amount of time.

•

Potential Effects of the Reorganization on the Fund’s Premium/Discount to the Fund’s Net Asset Value. The Board took into account that the Reorganization would be at the Acquired Fund’s and Fund’s relative net asset values (“NAVs”), rather than at the relative market prices that the Acquired Fund and Fund trade on the NYSE. As a result, the Board noted that, to the extent the shares of the Acquired Fund are trading at a wider discount or narrower premium than the Fund, the shareholders of the Acquired Fund would have the potential for an economic benefit due to the narrowing of the discount or widening of the premium. The Board considered that, notwithstanding this potential benefit to the Acquired Fund’s shareholders, the Fund shareholders would only be negatively affected from a premium/discount perspective to the extent that the discount (or premium) of the Fund’s shares degrades after the Reorganization and there is no assurance that, after the Reorganization, the market value of the Fund’s shares will trade at a wider discount to NAV or narrower premium to NAV than the shares traded before the Reorganization.

•

Arrangements between Angel Oak and Vivaldi. The Board took into account the terms of the asset purchase agreement between Angel Oak and Vivaldi, if the Reorganization occurs, including the fact Angel Oak would make payments to Vivaldi in connection with the Reorganization out of its own assets.

•	Accounting and Performance Survivor. The Board noted that the Fund will be the accounting and performance survivor of the Reorganization.

The Board’s determination to approve the Reorganization Agreement and the issuance of common shares was made on the basis of each Trustee’s business judgment after consideration of all of the factors taken as a whole with respect to the Fund and its shareholders, although individual Trustees may have placed different weight and assigned different degrees of materiality to various factors.

Board Recommendation

The Board recommends that shareholders of the Fund vote “FOR” Proposal 1.

Vote Required for Proposal 1

Proposal 1 will require the affirmative vote of a majority of the votes cast by shareholders (i.e., for Proposal 1 to pass, the number of shares voted “FOR” must exceed the number of shares voted “AGAINST”). For additional information regarding voting requirements, see “Voting Information and Requirements.”

Information about the Reorganization

Pursuant to the Reorganization Agreement, the Acquired Fund will transfer all of its assets to the Fund and the Fund will assume all of the Acquired Fund’s accrued and unpaid liabilities and obligations in exchange solely for newly issued common shares of the Fund, which will be distributed by the Acquired Fund to its shareholders in the form of a liquidating distribution. Fund common shares issued to the Acquired Fund shareholders will have an aggregate net asset value equal to the aggregate net asset value of the Acquired Fund’s outstanding shares of common stock immediately prior to the Reorganization. Each shareholder of the Acquired Fund will receive the number of Fund common shares corresponding to his or her proportionate interest in the shares of common stock of the Acquired Fund (with cash in lieu of fractional shares). The Reorganization, together with related acts necessary to consummate the same (“Closing”), shall occur at the principal office of the Fund on or about April 24, 2020 immediately after the close of regular trading on the NYSE, or at such other place and/or on such other date as to which the parties may agree (the “Closing Date”). As soon as practicable after the Closing Date for the Reorganization, the Acquired Fund will dissolve pursuant to Maryland law.

The distribution of Fund common shares to the Acquired Fund’s shareholders will be accomplished by opening new accounts on the books of the Fund in the names of the shareholders of the Acquired Fund and transferring to those shareholder accounts Fund common shares. Each newly-opened account on the books of the Fund for the former shareholders of the Acquired Fund will represent the respective pro rata number of Fund common shares due to such shareholder.

As a result of the Reorganization, each shareholder of the Acquired Fund will own Fund common shares that will have an aggregate net asset value immediately after the Closing Date equal to the aggregate net asset value of that shareholder’s shares of Acquired Fund common stock immediately prior to the Closing Date (with cash in lieu of fractional shares). Since the Fund common shares will be issued at net asset value in exchange for the common shares of the Acquired Fund having a value equal to the aggregate net asset value of those Fund common shares, the net asset value per share of Fund common shares should remain virtually unchanged by the Reorganization. Thus, the Reorganization will result in no dilution of the net asset value of Fund common shares. However, as a result of the Reorganization, a shareholder of the Fund will hold a reduced percentage of ownership in the Combined Fund than he or she did in the Fund prior to the Reorganization.

TERMS OF THE REORGANIZATION AGREEMENT

The following is a summary of the significant terms of the Reorganization Agreement.

Valuation of Common Shares

The net asset value per Fund Share shall be computed as of the time at which the Acquired Fund and the Fund calculate their net asset values as set forth in their respective prospectuses (normally the close of regular trading on the New York Stock Exchange) on the Closing Date (the “Effective Time”), after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures of the Fund adopted by the Fund’s Board of Trustees; provided, however, that such computation is consistent with the valuation procedures of the Acquired Fund and in the event of any inconsistency, the parties hereto shall confer and mutually agree on the valuation.

All computations of value with respect to both the Acquired Fund and the Fund shall be made by U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“USBFS”), in its capacity as administrator for the Fund, in accordance with the Fund’s valuation procedures to the extent it is consistent with the valuation procedures of the Acquired Fund. In the event of any inconsistency, the parties hereto shall confer and mutually agree on the valuation.

Calculation of Number of Fund Shares

As of the Effective Time, each share of Acquired Fund common stock outstanding immediately prior to the Effective Time shall be converted into Fund shares in an amount equal to the ratio of the net asset value per share of the Acquired Fund to the net asset value per common share of the Fund. No fractional common shares of the Fund will be distributed unless such shares are to be held in a dividend reinvestment plan account. In the event Acquired Fund shareholders would be entitled to receive fractional common shares of the Fund, the Fund’s transfer agent will aggregate such fractional shares and sell the resulting whole shares on the exchange on which such shares are listed for the account of all such Acquired Fund shareholders, and each such Acquired Fund shareholder will be entitled to a pro rata share of the proceeds from such sale. With respect to the aggregation and sale of fractional common shares of the Fund, the Fund’s transfer agent will act directly on behalf of the Acquired Fund shareholders entitled to receive fractional shares and will accumulate such fractional shares, sell the shares and distribute the cash proceeds net of brokerage commissions, if any, directly to Acquired Fund shareholders entitled to receive the fractional shares (without interest and subject to withholding taxes).

Conditions

Under the terms of the Reorganization Agreement, the Reorganization is conditioned upon, among other things, (a) approval by shareholders of the Acquired Fund of the Reorganization, pursuant to a separate proxy statement, (b) approval by shareholders of the Fund of the issuance of additional Fund common shares under Proposal 1, and (c) each Fund’s receipt of certain routine certificates and legal opinions.

Termination

The Reorganization Agreement may be terminated by resolution of the Board of either Fund at any time prior to the Effective Time, if circumstances should develop that, in the opinion of such Board of the Fund and the Acquired Fund, make proceeding with the Reorganization inadvisable.

Expenses of the Reorganization

The expenses relating to the proposed Reorganization will be borne by Angel Oak and Vivaldi, as agreed to by those parties. Angel Oak and Vivaldi will bear expenses incurred in connection with the Reorganization, including, but not limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing, printing and distributing the Proxy Statement/Prospectus and prospectus supplements of the Acquired Fund and the Fund relating to the Reorganization, proxy solicitation expenses, expenses of holding the shareholder meeting with respect to the Acquired Fund and the Fund, and winding down the operations and terminating the existence of the Acquired Fund; expenses of service providers to the Acquired Fund in consummating the Reorganization (such as those charged by the transfer agent, custodian, fund accountant or intermediaries); legal fees of counsel to each of the Acquired Fund and the Fund, including those incurred in connection with the preparation of legal opinions, and accounting fees with respect to the Reorganization and the Proxy Statement/Prospectus; all necessary taxes in connection with the delivery of all of the Acquired Fund’s assets to the Fund or otherwise incurred in connection with the Reorganization, including all applicable federal and state stock transfer stamps; and incremental fees or costs incurred by reason of the Reorganization, such as additional costs associated with the preparation and distribution of shareholder reports and other documents to the extent that they are prepared and disseminated separately for the Acquired Fund, but will not include brokerage costs or other transaction costs associated with portfolio adjustments. The estimated expenses of the Reorganization are estimated to be $[        ]. The estimated cost of retaining Okapi Partners LLC (“Okapi”), the Fund’s proxy solicitor, is approximately $[        ].

Tax Consequences of the Reorganization

Neither the Fund nor the Acquired Fund will receive an opinion as to the tax consequences of the Reorganization for the Fund, the Acquired Fund or the Acquired Fund’s shareholders. While the tax treatment of the Reorganization is not entirely clear, it is intended that the Reorganization will be treated as a taxable exchange that would not qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986. However, irrespective of the tax treatment of the Reorganization, no gain or loss will be recognized by the Fund or holders of Fund shares as a direct result of the Reorganization (although the Fund may recognize gain or loss with respect to any securities of the Acquired Fund that are sold by the Fund after the Reorganization).

COMPARISON OF THE FUND AND THE COMBINED FUND

The Combined Fund will be managed by Angel Oak, the Fund’s current investment adviser. Furthermore, the Fund’s current portfolio management team will continue to be primarily responsible for the day-to-day management of the Combined Fund’s portfolio. Additionally, the investment objectives, principal investment strategies and principal risks of the Combined Fund will be the same as those of the Fund.

Fees and Expenses Table

Below is a comparison of the fees and expenses of the Fund before and after the Reorganization. The pro forma combined information for the Combined Fund is as of December 31, 2019.

Pro forma combined fees and expenses are estimated in good faith and are hypothetical.

Fees and expenses may be greater or lesser than those indicated below.

	Fund		Pro Forma Combined Fund
Shareholder Transaction Expenses
Maximum Sales Load (as a percentage of the offering price) imposed on purchases of common shares	None		None
Dividend Reinvestment and Cash Purchase Plan Fees	None		None
Annual Total Expenses (as a percentage of average net assets attributable to common shares)
Management Fee(1)	1.50%		1.50%
Interest Expense(2)	0.66%		0.66%
Other Expenses	0.48%		0.35%
Total Annual Operating Expenses	2.64	%(3)	2.51	%(3)

(1)

The contractual advisory fees of the Fund and the Combined Fund are 1.35% and 1.35%, respectively, of average daily net assets, plus the amount of any borrowings for investment purposes (“Managed Assets”). The advisory fee percentage calculation assumes the use of leverage by each fund as discussed in note 2 below.

(2)

For the period ended December 31, 2019, the Fund had approximately $40,687,532 in average daily borrowings outstanding under the Borrowing Agreement (representing approximately 15.91% of the average daily value of the Fund’s daily total assets minus liabilities (other than the aggregate indebtedness entered into for purposes of leverage) during such period) at an average annual interest rate of 3.25%.

For the period ended December 31, 2019, the Combined Fund is estimated to have approximately $58,733,028 in average daily borrowings outstanding under the Borrowing Agreement (representing approximately 14.91% of the average daily value of the Combined Fund’s daily total assets minus liabilities (other than the aggregate indebtedness entered into for purposes of leverage) during such period) at an average annual interest rate of 3.25%. There can be no assurances that the Combined Fund will be able to obtain such level of borrowing (or to maintain its current level of borrowing), that the terms under which the Combined Fund borrows will not change, or that the Combined Fund’s use of leverage will be profitable.

The expenses shown under “Interest Expense” for the Combined Fund in the table above includes the expected interest expense on the maximum amount to which the Combined Fund intends to borrow during the next (12) twelve months and reflects the fact that the Combined Fund currently intends during the next twelve (12) months to issue preferred shares, the cost of which to the Combined Fund will vary depending upon, among other factors, changes in short-term interest rates.

(3)

Angel Oak has contractually agreed to waive its fees and/or reimburse certain expenses (exclusive of any management fees, taxes, interest on borrowings, dividends on securities sold short, brokerage commissions, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization and extraordinary expenses) to limit the Fund’s Total Annual Fund Operating Expenses to 0.25% of the Fund’s Managed Assets (the “Expense Limit”) through at least May 31, 2020 (the “Limitation Period”). The Expense Limit may be eliminated at any time by the Board, upon 60 days’ written notice to Angel Oak. Prior to the end of the Limitation Period, the Expense Limit may not be terminated by Angel Oak without the consent of the Board. The contractual waiver and/or reimbursement by Angel Oak with respect to the Fund is subject to repayment by the Fund within 36 months following the month in which that particular waiver and/or reimbursement occurred, provided that the Fund is able to make the repayment without exceeding the expense limitations described above or the expense limitation in effect at the time of the reimbursement (whichever is lower).

Expense Example

The following example compares the expenses that a shareholder would pay on a $1,000 investment that is held for the time periods provided in the table before and after the Reorganization. The examples assume that all dividends and other distributions are reinvested and that Total Annual Operating Expenses remain the same. The example set forth below assumes shares of each fund were owned as of the completion of the Reorganization and uses a 5% annual rate of return as mandated by U.S. Securities and Exchange Commission (the “SEC”) regulations. The examples should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown.

	1 Year	3 Years	5 Years	10 Years
Fund	$25	$81	$139	$296
Pro Forma Combined Fund	$24	$77	$133	$284

Capitalization

The table below set forth the capitalization of the Fund as of December 31, 2019, and the pro forma capitalization of the Combined Fund as if the Reorganization had occurred on that date.

	Fund	Adjustments	Pro Forma Combined Fund
Net Assets	$233,236,531	$—	$315,700,668
Common Shares Outstanding	11,519,677	1,758,329	15,485,243
Net Asset Value Per Share	$20.25		$20.25

Leverage

The table below sets forth the aggregate financial leverage from borrowings as a percentage of the Fund’s total assets as of December 31, 2019 and the pro forma capitalization of the Combined Fund as if the Reorganization had occurred on that date.

Leverage Ratio
Fund	24.92%
Combined Fund	26.50%

ADDITIONAL INFORMATION ABOUT THE COMMON SHARES OF THE FUND

Description of Common Shares to be Issued by the Fund

The Fund currently offers one class of shares. As a general matter, the common shares have equal voting rights and equal rights with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund and have no preemptive, conversion or exchange rights or rights to cumulative voting. Holders of whole common shares of the Fund are entitled to one vote per share on any matter on which the shares are entitled to vote, while each fractional share is entitled to a proportional fractional vote.

The Fund’s Declaration of Trust authorizes an unlimited number of shares, par value $0.001 per share. If Proposal 1 is approved by shareholders of the Fund and the Reorganization is approved by Acquired Fund shareholders and is consummated, the Fund will issue common shares to the shareholders of common stock of the Acquired Fund based on the relative per share net asset value of the Fund and the net asset value of the assets of the Acquired Fund, in each case as of the date of the Reorganization. Fund shares have equal rights with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The Fund’s common shares, when issued, will be fully paid and non-assessable and have no preemptive, conversion or exchange rights or rights to cumulative voting.

Outstanding Shares

As of February 18, 2020, the Fund had [11,519,934] common shares outstanding.

Purchase and Sale

The Fund’s common shares are listed on the NYSE under the ticker symbol “FINS” and will continue to be so listed following the Reorganization.

Investors typically purchase and sell common shares of the Fund through a registered broker-dealer on the NYSE, thereby incurring a brokerage commission set by the broker-dealer. Alternatively, investors may purchase or sell common shares of the Fund through privately negotiated transactions with existing shareholders.

APPRAISAL RIGHTS

Shareholders of the Fund do not have appraisal rights in connection with Proposal 1.

FINANCIAL STATEMENTS

Set forth in Appendix A are unaudited financial statements of the Fund, which include: (1) Schedule of Investments as of July 31, 2019; (2) Statement of Assets and Liabilities as of July 31, 2019; (3) Statement of Operations for the period ended July 31, 2019; and (4) Notes to the Financial Statements. The Fund’s first fiscal year end was January 31, 2020. The Fund will prepare and transmit to shareholders an audited annual report within 60 days after the close of its fiscal year, or as otherwise required by the 1940 Act.

PROPOSAL 2: TO RATIFY THE SELECTION OF COHEN & COMPANY, LTD. AS THE FUND’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2021

On February 6, 2020, the Board approved the submission of Proposal 2 – to ratify the selection of Cohen & Company, Ltd. as the independent registered public accounting firm for the Fund for the fiscal year ending January 31, 2021 – to shareholders. If the shareholders fail to ratify the selection of Cohen & Company, Ltd. to serve as the independent registered public accounting firm for the year ending January 31, 2021, the Audit Committee and the Board will reconsider the continued retention of Cohen & Company, Ltd.

A representative of Cohen & Company, Ltd. is not expected to attend the Special Meeting, but will have the opportunity to make a statement if he or she desires to do so and to answer appropriate questions if necessary.

Audit Fees

The aggregate audit fees billed by Cohen & Company, Ltd. for the period from May 31, 2019 (commencement of operations) to January 31, 2020 was $25,000.

Fees included in the audit fees category are those associated with the annual audits of financial statements, review of the financial statements included in the Annual Report on Form N-CSR and services that are normally provided in connection with statutory and regulatory filings.

Prior to the Fund’s commencement of operations, Cohen & Company, Ltd. billed the Fund $10,000 in connection with two seed audits.

Audit-Related Fees

No audit-related fees were billed by Cohen & Company, Ltd. for the period from May 31, 2019 (commencement of operations) to January 31, 2020.

Audit-related fees are for any services rendered to the Fund that are reasonably related to the performance of the audits or reviews of the Fund’s consolidated financial statements (but not reported as audit fees above). These services include attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

In addition, no audit-related fees were billed by Cohen & Company, Ltd. to Angel Oak, and any entity controlling, controlled by, or under common control with, Angel Oak, that provides ongoing services to the Fund, for engagements directly related to the Fund’s operations and financial reporting, for the period from May 31, 2019 (commencement of operations) to January 31, 2020.

Tax Fees

The aggregate fees billed by Cohen & Company, Ltd. for services rendered to the Fund for tax compliance, tax advice and tax planning for the period from May 31, 2019 (commencement of operations) to January 31, 2020 was $4,000.

Fees included in the tax fees category comprise all services performed by professional staff in the independent registered public accountant’s tax division except those services related to the audits. This category comprises fees for tax compliance services provided in connection with the review of the Fund’s tax returns.

No tax fees were billed by the Fund’s independent registered public accountant to Angel Oak, and any entity controlling, controlled by, or under common control with, Angel Oak, that provides ongoing services to the Fund, for engagements directly related to the Fund’s operations and financial reporting, for the period from May 31, 2019 (commencement of operations) to January 31, 2020.

All Other Fees

No fees were billed by Cohen & Company, Ltd. for products and services provided to the Fund, other than the services reported in “Audit Fees,” and “Tax Fees” above, for the period from May 31, 2019 (commencement of operations) to January 31, 2020.

No other fees were billed by the Fund’s independent registered public accountant to Angel Oak, and any entity controlling, controlled by, or under common control with, Angel Oak, that provides ongoing services to the Fund, for the for the period from May 31, 2019 (commencement of operations) to January 31, 2020.

Aggregate Non-Audit Fees

No non-audit fees were billed to the Fund’s investment adviser and service affiliates by Cohen & Company, Ltd. for non-audit services for the period from May 31, 2019 (commencement of operations) to January 31, 2020. This includes any non-audit services required to be pre-approved or non-audit services that did not require pre-approval since they did not directly relate to the Fund’s operations or financial reporting. Prior to the Fund’s commencement of operations, Cohen & Company, Ltd. billed Angel Oak $4,000 in connection with agreed upon procedures.

Pre-Approval of Audit and Non-Audit Services

As of the date of this proxy statement, the Audit Committee has not adopted written pre-approval policies and procedures. Instead, the Audit Committee has the duty and responsibility to pre-approve all auditing services and permissible non-auditing services to be provided to the Fund in accordance with the Audit Committee Charter and the 1940 Act. In addition, the Audit Committee considers matters with respect to Cohen & Company, Ltd.’s independence each year. The Audit Committee did not approve any of the audit-related, tax or other non-audit fees described above pursuant to the “de minimis exceptions” set forth in Rule 2-01(c)(7)(i)(C) and Rule 2-01(c)(7)(ii) of Regulation S-X.

The Audit Committee also has the duty and responsibility to pre-approve those non-audit services provided to the Fund’s investment adviser (and entities controlling, controlled by or under common control with the investment adviser that provide ongoing services to the Fund) where the engagement relates directly to the operations or financial reporting of the Fund in accordance with the Audit Committee Charter and the 1940 Act. The Audit Committee considered whether the provision of any non-audit services rendered to Angel Oak and any entity controlling, controlled by, or under common control with Angel Oak that provides ongoing services to the Fund that were not pre-approved by the Audit Committee because the engagement did not relate directly to the operations and financial reporting of the Fund is compatible with maintaining Cohen & Company, Ltd.’s independence.

Board Recommendation

The Board, including each of the Independent Trustees, unanimously recommends that you vote “FOR” the ratification of Cohen & Company, Ltd. as independent registered public accounting firm to the Fund for the fiscal year ending January 31, 2021.

Vote Required for Proposal 2

Approval of Proposal 2, the ratification of the selection of Cohen & Company. Ltd. to serve as the Fund’s independent registered public accounting firm, requires a majority of the shares voted by shareholders (i.e., for Proposal 2 to pass the number of shares voted “FOR” must exceed the number of shares voted “AGAINST”). For additional information regarding the voting requirements, see “Voting Information and Requirements.”

VOTING INFORMATION AND REQUIREMENTS

Record Date

Shareholders of record of the Fund as of the close of business on February 18, 2020, the record date (the “Record Date”), are entitled to notice of and to vote at the Special Meeting. Shareholders on the Record Date will be entitled to one vote for each share held.

Proxies

Shareholders of record as of the Record Date may vote by appearing in person at the Special Meeting, or may authorize a proxy to vote their shares by returning the enclosed proxy card or by casting their vote via telephone or the Internet using the instructions provided on the enclosed proxy card and more fully described below. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Special Meeting. If your shares are held in “street name” by a broker or bank, you will receive information regarding how to instruct your bank or broker to cast your votes. Please note that if you are a holder in “street name” and wish to vote in person at the Special Meeting, you must obtain a legal proxy from your broker or bank, which may take several days.

Voting by proxy will not prevent you from voting your shares in person at the Special Meeting.

Any person giving a proxy may revoke it at any time prior to its exercise by giving written notice of the revocation to the Secretary of the Fund stating that the proxy is revoked, by a subsequent proxy executed by such shareholder, attendance at the Special Meeting and voting in person, or revocation by such shareholder using any electronic, telephonic, computerized or other alternative means authorized by the Board.

If you hold shares through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.

If you hold your shares directly (not through a broker-dealer, bank or other financial institution) and if you return a properly executed proxy card that does not specify how you wish to vote on a Proposal, your shares will be voted “FOR” the Proposal.

Quorum

A quorum of shareholders must be present for any business to be conducted at the Special Meeting. The presence in person or by proxy of the holders of thirty-three and one-third percent (33-1/3%) of the shares entitled to vote shall constitute a quorum at the Special Meeting.

Broker Non-Votes and Abstentions

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters.

Proposal 1, the approval of the issuance of Fund common shares, is a “non-routine” matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1. Under NYSE rules, abstentions will be considered as votes cast and, accordingly, will have the same effect as votes “AGAINST” Proposal 1.

Proposal 2, the ratification of the selection of Cohen & Company, Ltd. to serve as the Fund’s independent registered public accounting firm, is a “routine” matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 2. Because broker non-votes are entitled to vote on Proposal 2, broker non-votes will be counted as shares present for purposes of determining whether a quorum is present.

Broker non-votes, if any, will not count as votes cast and thus will have no effect on Proposal 1.

Adjournments

Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at the meeting, either in person or by proxy. Notice of adjournment of a shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting at which adjournment is taken and the adjourned meeting is held within a reasonable time after the date set for the original meeting. If the adjournment is for more than 60 calendar days from the date set for the original meeting or a new record date is fixed for the adjourned meeting, notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of the By-Laws of the Fund.

Householding

Please note that only one copy of shareholder documents, including annual or semi-annual reports and proxy materials may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. This practice is commonly called “householding” and it is intended to reduce expenses and eliminate duplicate mailings of shareholder documents. Mailings of your shareholder documents may be householded indefinitely unless you instruct the applicable Fund otherwise. To request a separate copy of any shareholder document, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, shareholders should contact the Fund at the address and phone number set forth above.

Other Matters with Respect to the Special Meeting

The Fund does not have a formal policy regarding Board member attendance at shareholder meetings.

Shareholder Communications

Shareholders of the Fund who wish to send communications to the Board should send them to the Board c/o Angel Oak Capital Advisors, LLC, 3344 Peachtree Rd. NE, Suite 1725, Atlanta, Georgia 30326.

SHAREHOLDER INFORMATION

As of January 31, 2020, no single shareholder or “group” (as that term is used in Section 13(d) of the Exchange Act) beneficially owned more than 5% of the Fund’s outstanding common stock, except as described in the following tables. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a Fund or acknowledges the existence of control. A party that controls a Fund may be able to significantly affect the outcome of any item presented to shareholders for approval. Information as to beneficial ownership of common shares, including percentage of common shares beneficially owned, is based on, among other things, reports filed with the SEC by such holders. The Fund does not have knowledge of the identity of the ultimate beneficiaries of the common shares listed below.

Shareholder Name and Address	Class of Shares	Share Holdings	Percentage Owned
UBS Financial Services 3710 South Parton Street Santa Ana, CA 72707-4831	Common Shares	4,338,773	38%

Wells Fargo Clearing Services, LLC One North Jefferson Avenue St. Louis, MO 63103	Common Shares	2,296,445	20%

RBC Capital Markets 200 Vesey Street, 9th Floor New York, NY 10281	Common Shares	1,308,813	11%

Security Ownership of Management

As of February 7, 2020, the current officers and trustees of the Fund, in the aggregate, owned less than 1% of the outstanding shares of any class of the Fund.

INVESTMENT ADVISER, ADMINISTRATOR, FUND ACCOUNTANT AND TRANSFER AGENT

Angel Oak Capital Advisors, LLC, located at 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia 30326, serves as the investment adviser for the Fund. U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as administrator, fund accountant and transfer agent to the Fund pursuant to respective agreements.

SHAREHOLDER PROPOSALS

For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary and such other proposed business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required by the current By-Laws and shall be delivered to the Secretary at the principal executive office of the Fund, 3344 Peachtree Rd. NE, Suite 1725, Atlanta, Georgia 30326, not earlier than the 150th day or later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (1) pursuant to the Fund’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Trustees or any committee thereof or (3) by any shareholder of the Fund who was a shareholder of record both at the time of giving of notice by the shareholder and at the time of the annual meeting, who is entitled to vote at the meeting in the election of any individual so nominated or on any such other business.

Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund’s proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

SOLICITATION OF PROXIES

Solicitation of proxies is being made primarily by the mailing of this Notice and Proxy Statement with its enclosures on or about [            ], 2020. Shareholders of the Fund whose shares are held by nominees such as brokers can vote their proxies by contacting their respective nominee. In addition to the solicitation of proxies by mail, employees of Angel Oak and its affiliates as well as dealers or their representatives may solicit proxies in person or by mail, telephone, telegraph, facsimile or oral communication. The Fund has retained Okapi, a proxy solicitation firm, to assist the solicitation and tabulation of proxies. The cost of Okapi’s services in connection with the proxy is approximately $[        ] and will be borne by Angel Oak.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the Special Meeting. If any matters do come before the Special Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Special Meeting. The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the Special Meeting unless certain securities law requirements are met.

APPENDIX A

Angel Oak Financial Strategies Income Term Trust

Schedule of Investments

July 31, 2019 (Unaudited)

	Principal Amount	Value
Corporate Obligations – 86.33%
Financial – 86.33%
Avidbank Holdings, Inc., 6.875% (3 Month LIBOR USD + 5.367%), 11/15/2025 (a)(b)	$4,000,000	$4,082,080
Bank of Commerce Holdings, 6.875% (3 Month LIBOR USD + 5.260%), 12/10/2025 (a)(b)	6,500,000	6,623,646
BankGuam Holding Co., 6.350% (3 Month LIBOR USD + 4.660%), 6/30/2029 (a)	9,000,000	9,010,106
BankSouth Holding Co., 5.875% (3 Month LIBOR USD + 4.020%), 7/30/2029 (a)(b)	5,000,000	4,998,778
Banterra Bank, 6.000% (3 Month LIBOR USD + 4.120%), 6/7/2029 (a)	7,500,000	7,500,000
Cadence BanCorp, 4.750% (3 Month LIBOR USD + 3.030%), 6/30/2029 (a)	3,750,000	3,780,141
Capital Bancorp, Inc., 6.950% (3 Month LIBOR USD + 5.337%), 12/1/2025 (a)(b)	2,500,000	2,553,591
Central Bancshares, Inc., 5.750% (3 Month LIBOR USD + 3.870%), 6/30/2029 (a)(b)	5,000,000	5,028,296
Clear Blue Financial Holdings LLC, 7.000%, 4/15/2025 (b)	6,000,000	6,073,172
Empire Bancorp, Inc., 7.375%, 12/17/2025 (b)	3,000,000	3,155,221
FedNat Holding Co., 7.500%, 3/15/2029 (b)	5,000,000	5,112,500
Fidelity Bank, 5.875% (3 Month LIBOR USD + 3.630%), 5/31/2030 (a)	12,000,000	12,427,191
First National of Nebraska, Inc., 4.375% (3 Month LIBOR USD + 1.600%), 10/1/2028 (a)(b)	1,500,000	1,505,375
First Priority Bank, 7.000%, 11/30/2025 (b)	3,000,000	3,107,400
First Southwest Corp., 6.350% (3 Month LIBOR USD + 4.080%), 6/1/2029 (a)(b)	7,000,000	7,038,088
German American Bancorp, Inc., 4.500% (3 Month LIBOR USD + 2.680%), 6/30/2029 (a)(b)	1,500,000	1,497,493
Hanmi Financial Corp., 5.450% (3 Month LIBOR USD + 3.315%), 3/30/2027 (a)	3,500,000	3,596,949
Independent Bank Corp., 4.750% (3 Month LIBOR USD + 2.190%), 3/15/2029 (a)(b)	2,000,000	2,027,386
Jeff Davis Bancshares, Inc., 6.750% (3 Month LIBOR USD + 4.690%), 1/15/2027 (a)(b)	3,000,000	3,092,849
JPMorgan Chase & Co., 3.079% (3 Month LIBOR USD + 0.500%), 2/1/2027 (a)	6,459,000	5,948,093
KeyCorp Capital I, 3.059% (3 Month LIBOR USD + 0.740%), 7/1/2028 (a)	6,776,000	6,104,498
Kingstone Cos., Inc., 5.500%, 12/30/2022	2,995,000	3,007,560
Limestone Bancorp, Inc., 5.750% (3 Month LIBOR USD + 3.950%), 7/31/2029 (a)(b)	5,000,000	5,001,972
Luther Burbank Corp., 6.500%, 9/30/2024 (b)	10,000,000	10,797,436
MB Financial Bank, NA, 4.000% (3 Month LIBOR USD + 1.873%), 12/1/2027 (a)	1,500,000	1,521,023
Midland States Bancorp, Inc., 6.500%, 6/18/2025	11,500,000	12,010,785
Nano Financial Holdings, Inc., 7.000%, 7/1/2024 (b)	5,000,000	5,000,567
New York Community Bancorp, Inc., 5.900% (3 Month LIBOR USD + 2.780%), 11/6/2028 (a)	3,000,000	3,127,290
NexBank Capital, Inc., 5.500% (3 Month LIBOR USD + 4.355%), 3/16/2026 (a)(b)	1,000,000	1,016,916
Oconomowoc Bancshares, Inc., 6.875%, 11/17/2025 (b)	2,600,000	2,724,683
Renasant Corp., 8.500%, 6/27/2024 (b)	5,000,000	5,160,207
Simmons First National Corp., 5.000% (3 Month LIBOR USD + 2.150%), 4/1/2028 (a)	5,000,000	5,094,294
SmartFinancial, Inc., 5.625% (3 Month LIBOR USD + 2.550%), 10/2/2028 (a)(b)	4,000,000	4,085,202
Southside Bancshares, Inc., 5.500% (3 Month LIBOR USD + 4.297%), 9/30/2026 (a)	3,000,000	3,048,817
Sterling Bancorp, Inc., 7.000% (3 Month LIBOR USD + 5.820%), 4/15/2026 (a)(b)	2,700,000	2,773,893
Texas State Bankshares, Inc., 5.750% (3 Month LIBOR USD + 3.550%), 6/15/2029 (a)(b)	4,000,000	4,073,506
Towne Bank, 4.500% (3 Month LIBOR USD + 2.550%), 7/30/2027 (a)	4,050,000	4,068,606
Tri-County Financial Group, Inc., 7.000% (3 Month LIBOR USD + 5.862%), 10/15/2026 (a)	3,000,000	3,097,676
United Community Banks, Inc., 4.500% (3 Month LIBOR USD + 2.120%), 1/30/2028 (a)	2,000,000	2,014,633
United Financial Bancorp, Inc., 5.750%, 10/1/2024	4,000,000	4,282,258
United Insurance Holdings Corp., 6.250%, 12/15/2027	4,500,000	4,633,910
Wintrust Financial Corp., 4.850%, 6/6/2029	6,000,000	6,081,095
WT Holdings, Inc., 7.000%, 4/30/2023 (b)	2,700,000	2,701,930

TOTAL CORPORATE OBLIGATIONS – (Cost – $199,311,517)		199,587,112

See accompanying notes which are an integral part of these financial statements.

Angel Oak Financial Strategies Income Term Trust

Schedule of Investments – (continued)

July 31, 2019 (Unaudited)

	Shares	Value
Preferred Stocks – 10.05%
Financial – 6.06%
Beal Trust I	5,000	$5,137,500
First Internet Bancorp, 6.000%, 6/30/2029	300,000	7,800,000
TriState Capital Holdings, Inc.	40,000	1,065,600

		14,003,100

Real Estate Investment Trust – 3.99%
Annaly Capital Management, Inc.	160,000	4,113,600
Ready Capital Corp., 6.200%, 04/30/2021	200,000	5,102,000

		9,215,600

TOTAL PREFERRED STOCKS (Cost – $22,653,712)		23,218,700

Short-Term Investments – 2.86%
Money Market Funds – 2.86%
Fidelity Institutional Money Market Government Portfolio, Institutional Class, 2.190% (c)	6,615,638	6,615,638

TOTAL SHORT-TERM INVESTMENTS (Cost – $6,615,638)		6,615,638

TOTAL INVESTMENTS – 99.24% (Cost – $228,580,867)		229,421,450

Other Assets in Excess of Liabilities – 0.76%		1,768,369

NET ASSETS – 100.00%		$231,189,819

(a)	Variable or Floating Rate Security based on a reference index and spread. Rate disclosed as of July 31, 2019.
(b)

Security exempt from registration under Rule 144A or Section 4(a)(2) of the Securities Act of 1933. The security may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities are determined to be liquid by the Adviser, under the procedures established by the Fund’s Board of Trustees. At July 31, 2019, the value of these securities amounted to $99,232,187, or 42.92% of net assets.

(c)	Rate disclosed is the seven day yield as of July 31, 2019.

See accompanying notes which are an integral part of these financial statements.

Statement of Assets and Liabilities

July 31, 2019 (Unaudited)

	Financial Strategies Income Term Trust
Assets
Investments in securities at fair value (cost $228,580,867)		$229,421,450
Cash		100,000
Dividends and interest receivable		1,945,353
Prepaid expenses		1,685

Total Assets		231,468,488

Liabilities
Payable to Adviser		176,812
Payable to administrator, fund accountant, and transfer agent		20,701
Payable to custodian		2,623
Payable to Trustees		4,827
Other accrued expenses		73,706

Total Liabilities		278,669

Net Assets		$231,189,819

Net Assets consist of:

Paid-in capital		$230,380,010
Total distributable earnings (accumulated deficit)		809,809

Net Assets		$231,189,819

Shares outstanding (unlimited number of shares authorized, par value of $0.001 per share)		11,519,000

Net asset value (“NAV”)	$

See accompanying notes which are an integral part of these financial statements.

Statement of Operations

For the Period Ended July 31, 2019 (a) (Unaudited)

Financial Strategies Income Term Trust
Investment Income
Interest	$1,622,877
Dividends	162,269

Total Investment Income	1,785,146

Expenses
Investment Advisory	503,176
Service fees	44,727
Legal	29,324
Trustee	11,637
Fund accounting	7,840
Audit	7,202
Transfer agent	6,836
Administration	6,025
Printing	2,697
Custodian	2,623
Compliance	2,200
Insurance	1,327
Miscellaneous	6,947

Total Expenses	632,561

Fees contractually waived by Adviser (See Note 4)	(36,202)
Fees voluntarily waived by Adviser (See Note 4)	(130,453)

Net operating expenses	465,906

Net Investment Income (Loss)	1,319,240

Realized and Unrealized Gain (Loss) on Investments
Net change in unrealized appreciation (depreciation) on investments	840,583

Net realized and unrealized gain (loss) on investments	840,583

Net increase (decrease) in net assets resulting from operations	$2,159,823

(a)	Fund commenced operation on May 31, 2019.

See accompanying notes which are an integral part of these financial statements.

Angel Oak Financial Strategies Income Term Trust

Statement of Changes in Net Assets

For the Period Ended July 31, 2019 (Unaudited) (a)
Increase (Decrease) in Net Assets due to:
Operations
Net investment income (loss)	$1,319,240
Net change in unrealized appreciation (depreciation) on investments and futures contracts	840,583

Net increase (decrease) in net assets resulting from operations	2,159,823
Distributions to Shareholders

Total distributions	(1,350,014)

Capital Transactions
Proceeds from shares sold	230,377,760
Reinvestment of distributions	2,250
Net increase (decrease) in net assets resulting from capital transactions	230,380,010

Total Increase (Decrease) in Net Assets	231,189,819

Net Assets
Beginning of period	—

End of period	$231,189,819
Share Transactions
Shares sold	11,518,888

Shares issued in reinvestment of distributions	112
Net increase (decrease) in share transactions	11,519,000

(a)	Fund commenced operations on May 31, 2019.

See accompanying notes which are an integral part of these financial statements.

Angel Oak Financial Strategies Income Term Trust

Financial Highlights

(For a share outstanding during each period)

	For the Period Ended July 31, 2019 (Unaudited) (a)
Selected Per Share Data:
Net asset value, beginning of period	$20.00

Income from investment operations:
Net investment income (loss)	0.12
Net realized and unrealized gain (loss) on investments	0.07

Total from investment operations	0.19

Less distributions to shareholders:
From net investment income	(0.12)
Total distributions	(0.12)

Net asset value, end of period	$20.07

Total return on net asset value	0.94	%(b)(c)

Total return on market	0.84	%(b)(d)

Ratios and Supplemental Data:
Net assets, end of period (000’s omitted)	$231,190
Ratio of expenses to average net assets after waiver and reimbursement (e)	1.25	%(f)
Ratio of net investment income (loss) to average net assets before waiver and reimbursement	3.09	%(f)
Ratio of net investment income (loss) to average net assets after waiver and reimbursement	3.54	%(f)
Portfolio turnover rate	0.00%

(a)	Fund commenced operations on May 31, 2019.
(b)	Not Annualized.
(c)

Total return on net asset value is computed based upon the net asset value of common stock on the first business day and the closing net asset value on the last business day of the period. Dividends and distributions are assumed to be reinvested at the prices obtained under the Fund’s dividend reinvestment plan.

(d)

Total return on market is computed based upon the New York Stock Exchange market price of the Fund’s shares and excludes the effect of brokerage commissions. Dividends and distributions are assumed to be reinvested at the prices obtained under the Fund’s dividend reinvestment plan.

(e)	Ratio of expenses to average net assets before waiver and reimbursement. 1.70% (f)
(f)	Annualized.

See accompanying notes which are an integral part of these financial statements.

Angel Oak Financial Strategies Income Term Trust

Notes to the Financial Statements

July 31, 2019 (Unaudited)

NOTE 1. ORGANIZATION

Angel Oak Financial Strategies Income Term Trust (the “Trust” or the “Fund”), a Delaware statutory trust organized on June 14, 2018, is a non-diversified closed-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”), as amended. The Trust’s sole series is the Fund. The Fund commenced operations on May 31, 2019 and is listed on the New York Stock Exchange (“NYSE”) under the symbol “FINS”. The investment objective of the Fund is to seek current income with a secondary objective of total return.

The Fund will terminate on or before May 31, 2031 (the “Termination Date”); provided, that if the Board of Trustees (the “Board”) believes that, under then-current market conditions, it is in the best interests of the Fund to do so, the Fund may extend the Termination Date: (i) once for up to one year (i.e., up to May 31, 2032), and (ii) once for up to an additional six months (i.e., up to November 30, 2032), in each case upon the affirmative vote of a majority of the Board and without Shareholder approval. In determining whether to extend the Termination Date, the Board may consider the inability to sell the Fund’s assets in a time frame consistent with termination due to lack of market liquidity or other extenuating circumstances. Additionally, the Board may determine that market conditions are such that it is reasonable to believe that, with an extension, the Fund’s remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Fund.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements in accordance with the generally accepted accounting principles in the United States of America (“GAAP”). The Fund follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Codification Topic 946 “Financial Services-Investment Companies.”

Securities Valuation and Fair Value Measurements – The Fund has adopted fair valuation accounting standards which establish an authoritative definition of fair value and set out a hierarchy for measuring fair value. These standards require additional disclosures about the various inputs and valuation techniques used to develop the measurements of fair value and a discussion of changes in valuation techniques and related inputs, if any, during the period. In addition, these standards require expanded disclosure for each major category of assets. These inputs are summarized in the three broad levels listed below:

•	Level 1 – quoted prices in active markets for identical securities

•	Level 2 – other significant observable inputs (including, but not limited to, quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including the Fund’s own assumptions in determining fair value of investments based on the best information available)

The inputs or methodology used for valuing securities are not an indication of the risks associated with investing in those securities.

Investments in registered open-end management investment companies, including money market funds, will be valued based upon the NAV of such investments and are categorized as Level 1 of the fair value hierarchy.

Fair values for long-term debt securities, including asset-backed securities, collateralized loan obligations, corporate obligations and trust preferred securities are normally determined on the basis of valuations provided by independent pricing services. Vendors typically value such securities based on one or more inputs, including but not limited to, benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, spreads and other relationships observed in the markets among comparable securities; and pricing models such as yield measurers calculated using factors such as cash flows, financial or collateral performance and other reference data. In addition to these inputs, asset-backed obligations may utilize cash flows, prepayment information, default rates, delinquency and loss assumptions, collateral characteristics, credit enhancements and specific deal information. Securities that use similar valuation techniques and inputs are categorized as Level 2 of the fair value hierarchy. To the extent the significant inputs are unobservable; the values generally would be categorized as Level 3.

Angel Oak Financial Strategies Income Term Trust

Notes to the Financial Statements - (continued)

July 31, 2019 (Unaudited)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES – (continued)

Equity securities, including preferred stocks, that are traded on a national securities exchange, except those listed on the Nasdaq Global Market®, Nasdaq Global Select Market®, and the Nasdaq Capital Market® exchanges (collectively, “Nasdaq”), are valued at the last sale price at the close of that exchange. Securities traded on Nasdaq will be valued at the Nasdaq Official Closing Price (“NOCP”). If, on a particular day, an exchange-listed or Nasdaq security does not trade, then: (i) the security shall be valued at the mean between the most recent quoted bid and asked prices at the close of the exchange; or (ii) the security shall be valued at the latest sales price on the Composite Market (defined below) for the day such security is being valued. “Composite Market” means a consolidation of the trade information provided by national securities and foreign exchanges and over-the-counter markets (“OTC”) as published by a pricing service. In the event market quotations or Composite Market pricing are not readily available, Fair Value will be determined in accordance with the procedures adopted by the Board. All equity securities that are not traded on a listed exchange are valued at the last sale price at the close of the over-the counter market. If a non-exchange listed security does not trade on a particular day, then the mean between the last quoted bid and asked price will be used as long as it continues to reflect the value of the security. If the mean is not available, then bid price can be used as long as the bid price continues to reflect the value of the security. Otherwise Fair Value will be determined in accordance with the procedures adopted by the Board. These securities will generally be categorized as Level 3 securities. When using the market quotations or close prices provided by the pricing service and when the market is considered active, the security will be classified as a Level 1 security. Sometimes, an equity security owned by the Fund will be valued by the pricing service with factors other than market quotations or when the market is considered inactive. When this happens, the security will be classified as a Level 2 security.

Short term debt securities having a maturity of 60 days or less are generally valued at amortized cost, which approximates fair market value. These investments are categorized as Level 2 of the fair value hierarchy. Reverse repurchase agreements and repurchase agreements are priced at their acquisition cost, which represents fair value. These securities will generally be categorized as Level 2 securities.

Financial derivative instruments, such as futures contracts, that are traded on a national securities or commodities exchange are typically valued at the settlement price determined by the relevant exchange. Swaps, such as credit default swaps, interest-rate swaps and currency swaps, are valued by a Pricing Service. To the extent these securities are actively traded and valuation adjustments are not applied, they are categorized as Level 1 of the fair value hierarchy. Over-the-counter financial derivative instruments, such as certain futures contracts or swap agreements, derive their values from underlying asset prices, indices, reference rates, other inputs or a combination of these factors. These instruments are normally valued on the basis of evaluations provided by independent pricing services or broker dealer quotations. Derivatives that use similar valuation techniques as described above are typically categorized as Level 2 of the fair value hierarchy.

Securities may be fair valued in accordance with the fair valuation procedures approved by the Board. The Valuation and Risk Management Oversight Committee is generally responsible for overseeing the Fund’s valuation processes and reports quarterly to the Board. The Valuation and Risk Management Oversight Committee has delegated to the Valuation Committee of Angel Oak Capital Advisors, LLC (the “Adviser”) the day to day responsibilities for making all necessary determinations of the fair value of portfolio securities and other assets for which market quotations are not readily available or if the prices obtained from brokers and dealers or independent pricing services are deemed to be unreliable indicators of market or fair value. Representatives of the Adviser’s Valuation Committee report quarterly to the Valuation and Risk Management Oversight Committee.

The following is a summary of the inputs used to value the Fund’s net assets as of July 31, 2019:

Assets	Level 1	Level 2	Level 3	Total
Corporate Obligations	$—	$199,587,112	$—	$199,587,112
Preferred Stocks	18,081,200	5,137,500	—	23,218,700
Short-Term Investments	6,615,638	—	—	6,615,638
Total	$24,696,838	$204,724,612	$—	$229,421,450

The Fund has adopted financial reporting rules regarding recognition and measurement of tax positions taken or expected to be taken on a tax return. The Fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense on the Statement of Operations. During the period ended July 31, 2019, the Fund did not incur any interest or penalties.

Angel Oak Financial Strategies Income Term Trust

Notes to the Financial Statements - (continued)

July 31, 2019 (Unaudited)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES – (continued)

See the Schedule of Investments for further disaggregation of investment categories. During the period ended July 31, 2019, the Fund did not recognize any transfers to or from Level 3.

Federal Income Taxes – The Fund intends to elect and continue to qualify to be taxed as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended. If so qualified, the Fund generally will not be subject to federal income tax to the extent it distributes substantially all of its net investment income and capital gains to shareholders. The Fund generally intends to operate in a manner such that it will not be liable for federal income or excise taxes.

Security Transactions and Income Recognition – Investment security transactions are accounted for on trade date. Gains and losses realized on sales of securities are determined on a specific identification basis. Interest income and expense is recorded on an accrual basis. Discounts and premiums on securities purchased are accreted or amortized using the effective yield method, based on each security’s estimated life. Dividend income and corporate actions, if any, are recorded on the ex-date. Payments received from certain investments held by the Fund may be comprised of dividends, capital gains and return of capital. The Fund originally estimates the expected classification of such payments. The amounts may subsequently be reclassified upon receipt of the information from the issuer. The actual character of distributions to the Fund’s shareholders will be reflected in the Form 1099 received by shareholders after the end of the calendar year.

Distributions to Shareholders – Distributions from the Fund’s net investment income are declared and paid monthly. The Fund intends to distribute its net realized long term capital gains and net realized short term capital gains, if any, at least annually. Distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. The treatment for financial reporting purposes of distributions made to shareholders during the period from net investment income or net realized capital gains may differ from their ultimate treatment for federal income tax purposes. These differences are caused primarily by differences in the timing of the recognition of certain components of income, expense or realized capital gain for federal income tax purposes. Where such differences are permanent in nature, they are reclassified in the components of the net assets based on their ultimate characterization for federal income tax purposes. Any such reclassifications will have no effect on net assets, results of operations or net asset values per share of the Fund. For the period ended July 31, 2019, there were no reclassifications.

Share Valuation – The NAV per share of the Fund is calculated by dividing the sum of the value of the securities held by the Fund, plus cash and other assets, minus all liabilities (including estimated accrued expenses) by the total number of shares outstanding, rounded to the nearest cent. The Fund’s NAV will not be calculated on the days on which the New York Stock Exchange is closed for trading.

Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Indemnifications – Under the Trust’s organizational documents, the Trust will indemnify its officers and trustees for certain liabilities that may arise from performance of their duties to the Fund. Additionally, in the normal course of business, the Fund enters into contracts that contain a variety of representatives and warranties which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred.

Cash and Cash Equivalents – Cash and cash equivalents are highly liquid assets including coin, currency and short-term investments that typically mature in 30-90 days. Short-term investments can include U.S. government securities and government agency securities, investment grade money market instruments, investment grade fixed-income securities, repurchase agreements, commercial paper and cash equivalents. Cash equivalents are extremely low risk assets that are liquid and easily converted into cash. These investments are only considered equivalents if they are readily available and are not restricted by some agreement. When the Adviser believes market, economic or political conditions are unfavorable for investors, the Adviser may invest up to 100% of a Fund’s net assets in cash, cash equivalents or other short-term investments. Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets, or the U.S. economy. The Adviser also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.

Angel Oak Financial Strategies Income Term Trust

Notes to the Financial Statements - (continued)

July 31, 2019 (Unaudited)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES – (continued)

Repurchase Agreements – Repurchase agreements are transactions by which the Fund purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or the date of maturity of the purchased security. A repurchase agreement is accounted for as an investment by the Fund, collateralized by securities, which are delivered to the Fund’s custodian or to an agent bank under a tri-party agreement. The securities are marked-to-market daily and additional securities are acquired as needed, to ensure that their value equals or exceeds the repurchase price plus accrued interest. Repurchase agreements involve certain risks not associated with direct investments in the underlying securities. In the event of a default or bankruptcy by the seller, the Fund will seek to liquidate such collateral. The exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays, and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss. The Fund did not hold any repurchase agreements during the period ended July 31, 2019.

Reverse Repurchase Agreements – A reverse repurchase agreement is the sale by the Fund of a security to a party for a specified price, with the simultaneous agreement by the Fund to repurchase that security from that party on a future date at a higher price. Securities sold under reverse repurchase agreements are reflected as a liability on the Statement of Assets and Liabilities. Interest payments made are recorded as a component of interest expense on the Statement of Operations. Reverse repurchase agreements involve the risk that the counterparty will become subject to bankruptcy or other insolvency proceedings or fail to return a security to the Fund. In such situations, the Fund may incur losses as a result of a possible decline in the value of the underlying security during the period while the Fund seeks to enforce its rights, a possible lack of access to income on the underlying security during this period, or expenses of enforcing its rights. The Fund will segregate assets determined to be liquid by the Adviser or otherwise covered its obligations under reverse repurchase agreement. The Fund did not hold any reverse repurchase agreements during the period ended July 31, 2019.

Subordinated Debt of Banks and Diversified Financial Companies – The Fund may invest in subordinated debt securities, sometimes also called “junior debt,” which are debt securities for which the issuer’s obligations to make principal and interest payment are secondary to the issuer’s payment obligations to more senior debt securities. Such investments will consist primarily of debt issued by community banks or savings intuitions (or their holding companies), which are subordinated to senior debt issued by the banks and deposits held by the bank, but are senior to trust preferred obligations, preferred stock and common stock issued by the bank.

High Yield Securities – The Fund may invest in below investment grade securities, including certain securities issued by U.S. community banks and other financial institutions. These “high-yield” securities, also known as “junk bonds,” will generally be rated BB or lower by S&P or will be of equivalent quality rating from another Nationally Recognized Statistical Ratings Organization, or if unrated, considered by the Adviser to be of comparable quality.

Structured Products – The Fund may invest in certain structured products, including community bank debt securitizations. Normally, structured products are privately offered and sold (that is, they are not registered under the securities laws); however, an active dealer market may exist for structured products that qualify for Rule 144A transactions. The risks of an investment in a structured product depend largely on the type of the collateral securities and the class of the structured product in which the Fund invests. In addition to the normal interest rate, default and other risks of fixed income securities, structured products carry additional risks, including the possibility that distributions from collateral securities will not be adequate to make interest or other payments, the quality of the collateral may decline in value or default, the Fund may invest in Structured Products that are subordinate to other classes, values may be volatile and disputes with the issuer may produce unexpected investment results.

Common and Preferred Stocks – The Fund may invest in common and preferred stock. Common stock represents an equity (ownership) interest in a company, and usually possesses voting rights and earns dividends. Dividends on common stock are not fixed but are declared at the discretion of the issuer. Preferred stock is a class of stock having a preference over common stock as to the payment of dividends and the recovery of investment should a company be liquidated, although preferred stock is usually junior to the debt securities of the issuer. Preferred stock typically does not possess voting rights and its market value may change based on changes in interest rates. The fundamental risk of investing in common and preferred stock is the risk that the value of the stock might decrease.

Angel Oak Financial Strategies Income Term Trust

Notes to the Financial Statements - (continued)

July 31, 2019 (Unaudited)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES – (continued)

Futures Contracts – The Fund may enter into futures contracts to hedge various investments for risk management as well as speculative purposes. Initial margin deposits are made upon entering into futures contracts and can be either cash or securities. Secondary margin limits are required to be maintained while futures are held, as defined by each contract.

During the period a futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by “marking-to-market” on a daily basis to reflect the fair value of the contract at the end of each day’s trading. Variation margin receivables or payables represent the difference between the change in unrealized appreciation and depreciation on the open contracts and the cash deposits made on the margin accounts. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the proceeds from the closing transaction and the Fund’s cost of entering into a contract. The use of futures contracts involves the risk of illiquid markets or imperfect correlation between the value of the instruments and the underlying securities, or that the counterparty will fail to perform its obligations.

Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. Should market conditions move unexpectedly, the Fund may not achieve the anticipated benefits of the futures contract and may realize a loss. The Fund did not hold any futures contracts during the period ended July 31, 2019.

Options – The Fund may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing its investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option for American options or only at expiration for European options. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of the Fund or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated assets.

The Fund may close out a position when writing options by purchasing an option on the same underlying security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option. The Fund did not hold any options during the period ended July 31, 2019.

Swaps – The Fund may enter into swap contracts to hedge various investments for risk management or to pursue its investment objective. The Fund may invest in credit default swaps, total return swaps, interest rate swaps, equity swaps, currency swaps, options on foregoing swaps, and other types of swaps. Such transactions are subject to market risk, liquidity risk, risk of default by the other party to the transaction, known as “counterparty risk,” regulatory risk and risk of imperfect correlation between the value of such instruments and the underlying assets and may involve commissions or other costs. Swap agreements are valued by a pricing service and unrealized appreciation or depreciation is recorded daily as the difference between the prior day and current day closing price. The Fund did not hold any swaps during the period ended July 31, 2019.

Trust Preferred Securities – The Fund may invest in trust preferred securities, or “TruPS,” which are securities that are typically issued by banks and other financial institutions that combine the features of corporate debt securities and preferred securities as well as certain features of equity securities. TruPS are typically issued by banks and other financial institutions, generally in the form of interest bearing notes with preferred securities characteristics, or by an affiliated business trust, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. Many TruPS are issued by trusts or other special purpose entities established by banks and other financial institutions and are not a direct obligation of those banks and other financial institutions. The TruPS market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates. TruPS are typically issued with a final maturity date, although some (usually those of foreign issuers) are perpetual in nature. TruPS are typically junior and fully subordinated liabilities of an issuer and benefit from a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, TruPS typically permit an issuer to defer the payment of

Angel Oak Financial Strategies Income Term Trust

Notes to the Financial Statements - (continued)

July 31, 2019 (Unaudited)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES – (continued)

income for five years or more without triggering an event of default. Because of their subordinated position in the capital structure of an issuer the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the TruPS have not been made), TruPS are often deemed to be a close substitute for traditional preferred securities. TruPS also possess many of the typical characteristics of equity securities due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the issuer’s profitability as opposed to any legal claims to specific assets or cash flows.

NOTE 3. FUND CERTIFICATION

The Fund is listed for trading on the NYSE and has filed with the NYSE its annual chief executive officer certification regarding compliance with the NYSE’s listing standards. The Fund filed with the SEC the certification of its chief executive officer and principal financial officer required by section 302 of the Sarbanes-Oxley Act.

NOTE 4. FEES AND OTHER RELATED PARTY TRANSACTIONS

Under the terms of the investment advisory agreement, on behalf of the Fund (the “Agreement”), the Adviser manages the Fund’s investments subject to oversight of the Trustees. As compensation for its management services, the Fund is obligated to pay the Adviser a fee computed and accrued daily and paid monthly at an annual rate of 1.35% of the average daily Managed Assets (as defined below) of the Fund. Managed Assets includes total assets (including any assets attributable to borrowing for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes) (“Managed Assets”). The Adviser has voluntarily agreed to waive its management fee to 1.00% of the Fund’s Managed Assets for the first year of the Fund’s operation. The Adviser may not recoup from the Fund any waived amount or reimbursed expenses pursuant to this arrangement. The Adviser may amend or discontinue this voluntary waiver at any time without advance notice.

The Adviser has also contractually agreed to waive its fees and/or reimburse certain expenses (exclusive of any management fees, taxes, interest on borrowings, dividends on securities sold short, brokerage commissions, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization and extraordinary expenses) to limit the Fund’s Total Annual Fund Operating Expenses to 0.25% of the Fund’s Managed Assets (the “Expense Limit”) through at least May 31, 2020 (the “Limitation Period”). The Expense Limit may be eliminated at any time by the Board, on behalf of the Fund, upon 60 days’ written notice to the Adviser. Prior to the end of the Limitation Period, the Expense Limit may not be terminated by the Adviser without the consent of the Board of Trustees. The contractual waiver and/or reimbursement by the Adviser with respect to the Fund is subject to repayment by the Fund within 36 months following the month in which that particular waiver and/or reimbursement occurred, provided that the Fund is able to make the repayment without exceeding the expense limitations described above or the expense limitation in effect at the time of the reimbursement (whichever is lower). The amount subject to repayment by the Fund, pursuant to the aforementioned conditions at July 31, 2019, is $36,202 and is recoverable through July 31, 2022.

Destra Capital Investments LLC (“Destra”) provides investor support services in connection with the ongoing operation of the Fund. Such services include providing ongoing contact with respect to the Fund and its performance with financial advisors that are representatives of financial intermediaries, and communicating with the NYSE specialist for the Shares, and with the closed-end fund analyst community regarding the Fund on a regular basis. The Fund pays Destra a service fee in an annual amount equal to 0.12% of the average aggregate daily value of the Fund’s Managed Assets during the Fund’s first year of operations and 0.10% of the average daily value of the Fund’s Managed Assets from the end of the Fund’s first year of operations through the Termination Date.

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), an indirect wholly-owned subsidiary of U.S. Bancorp, serves as the Fund’s Administrator (“Administrator”) and, in that capacity, performs various administrative and accounting services for the Fund. Fund Services also serves as the Fund’s fund accountant and transfer agent. The Administrator prepares various federal and state regulatory filings, reports and returns for the Fund; prepares reports and materials to be supplied to the Trustees; monitors the activities of the Fund’s custodian; coordinates the preparation and payment of the Fund’s expenses and reviews the Fund’s expense accruals. As compensation for its services, the Administrator is entitled to a monthly fee at an annual rate based upon the average daily net assets of the Fund. U.S. Bank, N.A. (the “Custodian”) serves as custodian to the Fund.

Certain officers, Trustees and shareholders of the Fund are also owners or employees of the Adviser.

Angel Oak Financial Strategies Income Term Trust

Notes to the Financial Statements - (continued)

July 31, 2019 (Unaudited)

NOTE 5. ORGANIZATIONAL AND OFFERING COSTS

Organization costs consist of costs incurred to establish the Fund and enable it legally to do business. Offering costs include state registration fees and legal fees regarding the preparation of the initial registration statement. These organization and offering expenses were paid by the Adviser and will not be subject to reimbursement by the Fund.

NOTE 6. INVESTMENT TRANSACTIONS

For the period ended July 31, 2019, purchases and sales of investment securities, other than short-term investments and short-term U.S. government obligations, were as follows:

Purchases	Sales
$222,063,199	$0

For the period ended July 31, 2019, there were no purchases or sales of U.S. Government securities for the Fund.

NOTE 7. NEW ACCOUNTING PRONOUNCEMENTS

In March 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-08, Receivable – Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The amendments in the ASU shorten the amortization period for certain callable debt securities, held at a premium, to be amortized to the earliest call date. The ASU does not require an accounting change for securities held at a discount; which continues to be amortized to maturity. The ASU is effective for fiscal years and interim period within those fiscal years beginning after December 15, 2018. Management has assessed these changes and concluded these changes do not have a material impact on the Fund’s financial statements.

In August 2018, FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The primary focus of ASU 2018-13 is to improve the effectiveness of the disclosure requirements for fair value measurements. The changes affect all companies that are required to include fair value measurement disclosures. In general, the amendments in ASU 2018-13 are effective for all entities for fiscal years and interim periods within those fiscal years, beginning after December 15, 2019. An entity is permitted to early adopt the removed or modified disclosures upon the issuance of ASU 2018-13 and may delay adoption of the additional disclosures, which are required for public companies only, until their effective date. Management has evaluated ASU 2018-13 and has adopted the disclosure framework.

NOTE 8. SUBSEQUENT EVENT

Management of the Funds has evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date these financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments other than the following.

Leverage has been added to the Fund subsequent to July 31, 2019, in the form of reverse repurchase agreements and a line of credit. The Fund entered into a $30 million secured, committed, margin facility (the “Facility”) with IberiaBank, which expires on September 17, 2022. Under the Facility, interest is charged on a floating rate based on the 1-month LIBOR rate plus 2.40% and is payable on the last day of each interest period.

Effective August 1, James E. Stueve has resigned from the Board.

PROXY	PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 7, 2020

ONE BUCKHEAD PLAZA, 3060 PEACHTREE ROAD NW, SUITE 500, ATLANTA, GEORGIA 30305

ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST

The undersigned hereby appoints Dory S. Black and Lu Chang as Proxy of the undersigned, with full power of substitution, and hereby authorizes each of them to vote on behalf of the undersigned all shares of Angel Oak Financial Strategies Income Term Trust (the “Fund”) listed on the following page that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 10:00 am Eastern time, on April 7, 2020 at the offices of Angel Oak Capital Advisors, LLC, located at 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia 30326 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This Proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this Proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any Proxy previously granted specifically in connection with the voting of the shares subject hereto. This Proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

This Proxy is solicited on behalf of the Fund and Fund’s Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals. In his/her discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

CONTROL #:
Receipt of Notice of Meeting and Proxy Statement is hereby acknowledged.

SHARES:

Note: Signature(s) should be exactly as name or names appearing on this Proxy. If shares are held jointly, each holder should sign. When signing in a fiduciary capacity, such as by attorney, executor, administrator, trustee or guardian, etc., please give full title. Corporate and partnership proxies should be signed by an authorized person. By signing this Proxy Card, receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged.

Signature(s) (Title(s), if applicable)

Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE

CONTINUED ON THE REVERSE SIDE

THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:

1.  By Phone: Call Okapi Partners toll-free at: 855-208-8903 to vote with a live Proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 10:00 PM (EST).

OR

2.  By Internet: Refer to your Proxy Card for the control number and go to: WWW.OKAPIVOTE.COM/ANGELOAK2020 and follow the simple on-screen instructions.

OR

3.  By Mail: Sign, Date, and Return this Proxy Card using the enclosed postage-paid envelope.

If possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the meeting on

April 7, 2020

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED BELOW

	FOR	AGAINST	ABSTAIN

1. To approve the issuance of additional common shares of beneficial interest of the Fund in connection with the reorganization of another closed-end fund with and into the Fund	☐	☐	☐

2. To ratify the selection of Cohen & Company, Ltd. as the Fund’s independent registered Public accounting firm for the fiscal year ending January 31, 2021	☐	☐	☐

To transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes

You may have received more than one Proxy Card due to multiple investments in the Fund.

PLEASE REMEMBER TO VOTE ALL OF YOUR PROXY CARDS!

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THIS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 7, 2020

THE PROXY STATEMENT AND THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS FOR THIS MEETING ARE AVAILABLE AT: HTTP://WWW.OKAPIVOTE.COM/ANGELOAK

THANK YOU FOR VOTING